SCHEDULE 14 A INFORMATION

   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
             EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement   [ ]  Confidential, for Use of
                                        the Commission Only (as
                                        permitted by Rule 14a-
                                        6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-2.

                            MOOG INC.
_________________________________________________________________
        (Name of Registrant as Specified In Its Charter)
_________________________________________________________________
           (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:
          _______________________________________________________

     (2)  Aggregate number of securities to which transaction
          applies:
          _______________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          _______________________________________________________

     (4)  Proposed maximum aggregate value of transaction:
          _______________________________________________________

     (5)  Total fee paid:
          _______________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:
          _______________________________________________________

     (3)  Filing Party:
          _______________________________________________________

     (4)  Date Filed:
          _______________________________________________________

             Moog Inc., East Aurora, New York 14052



            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Shareholders of MOOG Inc. will be held in the Auditorium of the Albright-Knox Art Gallery, 1285 Elmwood Avenue, Buffalo, New
York, on Wednesday, February 12, 1997, at 9:15 a.m., for the following purposes:

     1. To elect three directors of the Company, one of whom will be a Class A director, elected by the holders of Class A shares, and two of whom will be Class B directors, elected by the holders of Class B shares, to serve three year terms expiring in 2000, or until the election and qualification of their successors.

     2.   To consider and ratify the selection of KPMG Peat
          Marwick, independent certified public accountants, as auditors of the Company for the 1997 fiscal year.

     3. To consider and transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on December 26, 1996 as the record date for determining which shareholders shall be entitled to notice of and to vote at such meeting. SHAREHOLDERS WHO WILL BE UNABLE TO BE PRESENT PERSONALLY MAY ATTEND THE MEETING BY PROXY. SUCH SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.


                         By Order of the Board of Directors


                         John B. Drenning, Secretary

Dated:    East Aurora, New York
          January 10, 1997

                         PROXY STATEMENT

              FOR ANNUAL MEETING OF SHAREHOLDERS OF

                            MOOG INC.


  TO BE HELD IN THE AUDITORIUM OF THE ALBRIGHT-KNOX ART GALLERY
             1285 ELMWOOD AVENUE, BUFFALO, NEW YORK
                      ON FEBRUARY 12, 1997

     This Proxy Statement is furnished to shareholders of record on December 26, 1996 by the Board of Directors of MOOG Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders on Wednesday, February 12, 1997, at 9:15 a.m., and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and accompanying proxy will be mailed to shareholders on or about January 10, 1997.

     If the enclosed form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions thereon. Unless otherwise specified, the proxy shall be deemed to confer authority to vote the shares represented by the proxy "FOR" Proposal 1, the election of directors, and "FOR" Proposal 2, the ratification of KPMG Peat Marwick as independent auditors for the fiscal year 1997.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it insofar as it has not been exercised. Such revocation may be made in person at the meeting, or by submitting a proxy bearing a date subsequent to that on the proxy to be revoked, or by written notification to the Secretary of the Company.

                             GENERAL

     The Board of Directors has fixed the close of business on December 26, 1996, as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting. On December 26, 1996, the Company had outstanding and entitled to vote, a total of 5,403,645 shares of Class A common stock
("Class A shares") and 1,586,275 shares of Class B common stock ("Class B shares"). Holders of Class A shares are entitled to elect at least 25% of the Board of Directors (rounded up to the nearest whole number) so long as the number of outstanding
Class A shares is at least 10% of the number of outstanding shares of both classes of common stock. Currently, the holders of Class A shares are entitled, as a class, to elect three directors of the Company, and the holders of the Class B shares are entitled, as a class, to elect the remaining five directors. Other than on matters relating to the election of directors or as required by law, where the holders of Class A shares and Class B shares vote as separate classes, the record holder of each outstanding Class A share is entitled to a one-tenth vote per share and the record holder of each outstanding Class B share is entitled to one vote per share on all matters to be brought before the meeting. The Class A director and the Class B directors will be elected by a plurality of the votes cast by the respective class. The other matter submitted to the meeting may be adopted by a majority of the votes cast, a quorum of 2,701,823 Class A shares and 793,138 Class B shares being present. The record holders of 9% Cumulative Convertible Exchangeable Preferred Shares, Series B, $1.00 par value ("Series B Preferred Stock") are not entitled to vote on the matters upon which action is to be taken at the meeting.

     In accordance with New York law, abstentions are not counted in determining the votes cast in connection with the ratification of the selection of KPMG Peat Marwick as auditors of the Company for the 1996 fiscal year. Votes withheld in connection with the election of one or more nominees for director will not be counted and will have no effect.

                    CERTAIN BENEFICIAL OWNERS

Security Ownership

     The only persons known by the Company to own beneficially more than five percent of the outstanding shares of either class of the voting common stock of the Company are set forth below.

                                   Class A                  Class B
                                Common Stock(1)        Common Stock(1)(2)
                                Amount and             Amount and
                                nature of              nature of
                                beneficial   Percent   beneficial   Percent
                                ownership    of Class  ownership    of Class
Moog Inc. Savings and Stock      117,316       2.1       499,431     31.7
  Ownership Plan Trust(3)
c/o Moog Inc.
Jamison Rd.
East Aurora, NY 14052

Moog Inc. Retirement
  Plan Trust(4)                  304,155       5.6       296,603     18.8
c/o Moog Inc.
Jamison Rd.
East Aurora, NY 14052

Moog Family Agreement as to      172,093       3.2       271,218     17.2
  Voting(5)
c/o Moog Inc.
Jamison Rd.
East Aurora, NY 14052

U.S. Bancorp                     631,500      11.7         -0-        -0-
111 S.W.  Fifth Street
Portland, OR 97208

Gabelli Funds, Inc. et.  al      538,800      10.0         -0-        -0-
One Corporate Center
San Francisco, CA 9411

David L. Babson & Co., Inc       464,900       8.6         -0-        -0-
One Memorial Drive
Cambridge, MA 02142

(1) See the table on pages 5 and 6 containing information concerning the shareholdings of directors and officers of the Company.

(2) Cass B shares are convertible into Class A shares on a share-for-share basis.

(3) Of the shares shown as beneficially owned in the table, approximately 32,292 unallocated shares held are voted by the Trustee, Marine Midland Bank, Buffalo, New York, as directed by the Investment Committee under the Savings and Stock Ownership Plan. An additional 467,139 Class B shares and 117,316 Class A shares allocated to individual participants under the Plan are voted by the Trustee as directed by the participant to whom such shares are allocated. Any allocated shares as to which voting instructions are not received are voted by the Trustee as directed by the Investment Committee. As of September 30, 1996, 17,744 of the allocated Class B shares and 2,140 of the allocated Class A shares belong to officers and are included in the share totals in the table on pages 5 and 6 for all directors and executive officers as a group.

(4) Shares held are voted by the Trustee, Manufacturers and Traders Trust Company, Buffalo, New York, as directed by the
     Moog Inc. Retirement Plan Committee.

(5) Does not include options to acquire 40,500 Class A shares and 17,000 Class B shares. See "Moog Family Agreement as to
     Voting" for an explanation as to how the shares shown in the table as beneficially owned are voted.

Moog Family Agreement As to Voting

     The Moog Family Agreement as to Voting is an agreement among the following relatives of the late Jane B. Moog: her children, Constance Moog Silliman, Nancy Moog Aubrecht, Douglas B. Moog and Susan L. Moog; her adult grandchildren; her son-in-law, Richard
A. Aubrecht; her daughter-in-law, Jeanne M. Moog; and Albert
K. Hill, former counsel to the Company, whose shares are not covered by the agreement.

     The agreement relates to 172,093 Class A shares and 271,218
Class B shares, exclusive of currently exercisable options, owned of record or beneficially by each of the other parties to the agreement.

     Each of the named parties granted an irrevocable proxy covering that person's shares of stock subject to the agreement to certain parties to the agreement who are required to take any action and cause all shares subject to the agreement to be voted as may be determined by the vote of any four of: Richard
A. Aubrecht, Constance Moog Silliman, Jeanne M. Moog, Douglas
B. Moog, Susan L. Moog and Albert K. Hill.

     The agreement contains restrictions on the ability of any party to remove all or any shares of stock from the provisions of the agreement and further provides for each of the parties who have the right to vote in certain instances to have successors named by them. In addition, the transfer in any manner of any shares of the Company is subject to the agreement.

     The agreement, by its terms, continues in force until December 31, 2015, unless certain specified contingencies occur prior to that date.

                      ELECTION OF DIRECTORS

     One of three classes of the Board of Directors of the Company is elected annually to serve three year terms. Of the three directors whose terms of office expire at the meeting, one is a Class A director to be elected by the holders of the outstanding Class A shares and two are Class B directors to be elected by the holders of the outstanding Class B shares. Such nominees will be elected to hold office until 2000 and the election and qualification of their successors. The persons named in the enclosed proxy will vote Class A shares for the election of the Class A nominee named below, and Class B shares for the election of the Class B nominees named below, unless the proxy directs otherwise. In the event any of the nominees should be unable to serve as a director, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. It is not expected that any of the nominees will be unable to serve.

Nominees and Directors

     Certain information regarding nominees for Class A and Class B directors, as well as those directors whose terms of office continue beyond the date of the 1997 Annual Meeting of Shareholders, including their beneficial ownership of equity securities, is set forth below. Unless otherwise indicated, each person held various positions with the Company for the past five years and has sole voting and investment power with respect to the securities beneficially owned. Beneficial ownership includes securities which could be acquired pursuant to currently exercisable options or options which become exercisable within 60 days of the date of this Proxy Statement.

     All of the nominees have previously served as directors and have been elected as directors at prior annual meetings of shareholders.
                                                                            Series B
                                                                            Preferred
                                            Shares of Common Stock          Stock(1)
                                 First           Percent         Percent        Percent
                    Principal    Elected            of              of             of
              Age   Occupation   Director Class A Class  Class B  Class  Shares  Class

                                       Nominees for Class B Director
Term expiring
in 2000
Richard A.
Aubrecht(2)    52   Vice Chairman 1980     42,256    *   24,710    1.6   17,222  18.2
                    of the Board,
                    Vice President,
                    Moog Inc.

John D.
Hendrick       58   President,    1994        -0-   -0-   1,000     *       -0-   -0-
                    Okuma
                    Machinery, Inc.

                                       Nominee for Class A Director

Term expiring
in 2000
Peter P.
Poth(3)        67   Retired       1984        -0-    *    3,804     *       -0-   -0-

                                  Class B Directors Continuing in Office

Term expiring
in 1999
Kenneth J.
McIlraith      69   Retired       1976      6,000    *    8,304     *       -0-   -0-
                    Banking
                    Executive



Joe C. Green   55   Executive     1986     40,828    *   19,947    1.3   11,111  11.7
                    Vice
                    President,
                    Chief Admin-
                    istrative
                    Officer,
                    Moog Inc.

Term expiring
in 1998
Arthur S.
Wolcott(4)     70   Chairman,     1977     26,085     *  17,184    1.1      -0-   -0-
                    Seneca Foods
                    Corporation

                                  Class A Directors Continuing in Office
Term expiring
in 1999
Robert T.
Brady(5)       55   Chairman of   1984     53,636     *  29,792    1.8   11,111  11.7
                    the Board,
                    President,
                    Chief Executive
                    Officer,
                    Moog Inc.

Term expiring
in 1998
Robert R.
Banta          54  Executive Vice 1991     12,900     *  17,000    1.1   11,111  11.7
                   President,
                   Chief
                   Financial
                   Officer,
                   Assistant
                   Secretary,
                   Moog Inc.
All directors                           335,564(6)  5.9 182,123(6) 10.7  94,883 100.0
and officers
as a group
(sixteen
persons)
          *    Does not exceed one percent of the class.

(1) Each share of Series B Preferred Stock, which has one vote per share on matters as to which the class is entitled to vote, is convertible into .086 Class A share. Under an agreement dated October 15, 1988, as amended, the eight holders of the Series B Preferred Stock appointed as proxies
     Vice Presidents Richard C. Sherrill and Robert H. Maskrey, who will vote all shares of such stock as determined by a majority of such shares.

(2) Nancy Moog Aubrecht, wife of Richard A. Aubrecht, is the beneficial owner of 29,569 Class A shares and 39,658 Class B shares, which are not included.

(3)  Mr. Poth was Vice Chairman of Delaware North Companies,
     Incorporated from November 1991 until he retired in December 1992, and was its President from February 1, 1989 to October 31, 1991. From July 1983 to December 1987, he was Executive Vice President--Administration, and from December 1, 1987 to February 1, 1989, he was a business consultant for that company.

(4) Does not include 50 Class A shares held by Mr. Wolcott's wife, or 99,900 Class A shares and 20,300 Class B shares held in a pension plan under which Mr. Wolcott is one of three trustees as well as one of a number of beneficiaries.
     Also not included are 55,900 Class B shares owned by Seneca Foods Corporation, of which Mr. Wolcott is Chairman and a director and a major shareholder. Also excluded are 89,700 Class A shares held by the Seneca Foods Foundation, of which Mr. Wolcott is Chairman and a director (see
     "Certain Beneficial Owners").

(5) Not included are 200 Class A shares owned by Mr. Brady's wife and 1,000 Class A shares and 3,600 Class B shares owned by Mr. Brady's wife as custodian for their children.

(6) Does not include shares held by spouses, or as custodian or trustee for minors, as to which beneficial interest has been disclaimed, or shares held under the "Moog Family Agreement as to Voting" described above. Includes 268,900 Class A shares and 121,912 Class B shares subject to currently exercisable options. Officers and directors of the Company have entered into an agreement among themselves and with the Company's Savings and Stock Ownership Plan (the "SSOP"), the
     Employees' Retirement Plan and the Company, which provides that prior to selling Class B shares obtained through exercise of a non-statutory option, the remaining officers and directors, the SSOP, the Employees' Retirement Plan and the Company have an option to purchase the shares being sold.

Section 16(a) Beneficial Ownership Reporting Compliance

     During the fiscal year ended September 30, 1996 all executive officers and directors of the Company timely filed with the Securities and Exchange Commission all required reports regarding their beneficial ownership of Company securities.


Other Directorships

     Directors of the Company are presently serving on the following boards of directors of other publicly traded companies:

Name of Director                        Company

Robert T. Brady               First Empire State Corporation;
                              Seneca Foods Corporation;
                              Acme Electric Corporation;
                              Astronics Corporation; National
                              Fuel Gas Company

Arthur S. Wolcott             Seneca Foods Corporation

Richard A. Aubrecht           R.  P. Adams Company, Inc.

Board of Directors and Committee Meetings

     From October 1, 1995 to September 30, 1996, the Board of
Directors held six meetings. Standing committees of the Board of Directors and the number of meetings they each held were as follows:

                      Number of
Committees            Meetings     Members

Audit                     3        Messrs. Hendrick, McIlraith,
                                    Poth and Wolcott
Executive                 0        Messrs. Aubrecht, Banta,
                                    Brady, Green and Poth
Executive Compensation    1        Messrs. Hendrick, McIlraith,
                                    Poth and Wolcott
Stock Option              0        Messrs. Hendrick, McIlraith,
                                    Poth and Wolcott

     Every member of the Board of Directors attended at least 75% of meetings of the Board of Directors and of all committees on which he served.

     The Executive Committee, between meetings of the Board of Directors and to the extent permitted by law, exercises all of the powers and authority of the Board in the management of the business of the Company. The Executive Compensation Committee determines the compensation of corporate officers and oversees the compensation of top management of the Company. The Stock
Option Committee is responsible for the administration of the stock option plans of the Company and recommends to the Board of Directors proposed recipients of stock options. The Audit
Committee recommends the engaging and discharging of the independent auditors, acts as liaison between the independent auditors and the Board of Directors, and oversees the Company's internal accounting controls. The Board of Directors does not have a Nominating Committee.

     The Board of Directors recommends a vote "For" the nominees for Class B Director and the nominee for Class A Director.


                  COMPENSATION COMMITTEE REPORT

     The Executive Compensation Committee (the "Compensation
Committee") determines the compensation of Corporate officers and oversees the administration of executive compensation programs.
The Compensation Committee is composed solely of independent, non-employee Directors of the Company. Messrs. McIlraith, Poth,
Hendrick and Wolcott served on the Compensation Committee for the past fiscal year. The Compensation Committee is responsible for all elements of executive compensation including base salary, management profit sharing and other benefit programs for key executives.

     The goals of the Company's executive compensation program are to:

     1. Pay competitively to attract, retain and motivate superior executives who must operate in a highly competitive and technologically specialized environment,

     2.   Relate total compensation for each executive to overall
          Company performance as well as individual performance, and

     3. Align executives' performance and financial interests with shareholder value.

     It is the Company's policy to consider the deductibility of executive compensation under applicable income tax rules, as one of many factors used to make specific compensation determinations consistent with the goals of the Company's executive compensation program. Presently and for the foreseeable future,
Section 162(m) of the Internal Revenue Code, relating to the nondeductibility of individual annual executive compensation payments in excess of $1 million, will not cause any compensation to be paid by the Company to be nondeductible.

Salaries

     Base salary ranges are developed after considering the recommendations of professional compensation consultants who conduct annual compensation surveys of similar companies. Base salaries within these ranges are targeted to be above average and competitive in relation to salaries paid for similar positions in comparable companies. On an annual basis the Compensation
Committee reviews management recommendations for executives' salaries utilizing the results of survey data for comparable executive positions. Individual salary determinations within the established ranges are made based on position accountabilities, experience, sustained individual performance, overall Company performance, and peer comparisons inside and outside the Company, with each factor being weighed reasonably in relation to other factors.






Management Profit Sharing Plan

     Under the Management Profit Sharing Plan, which is a part of an overall Employee Profit Sharing Plan approved by the Board of Directors, an individual executive's annual profit share is determined by multiplying the base salary by the product of the Company's net margin and a multiple which varies with the executive's accountabilities. The Company uses net margin as the performance parameter because it is the principal determinant of Return on Investment and its measurement is clear. The annual net margin is not affected by other complicating factors in the Company's financial structure.

     There is no management profit share paid unless the Company's net margin is at least 2% for the fiscal year. This plan is intended to motivate executives toward the achievement of goals which are directly aligned with shareholder interests.
Officers of the Company participate in this plan with all other key executives. There have been fiscal years when management has temporarily suspended the entire profit share plan or paid only a portion of the plan. Fifty percent (50%) of the normal management profit share was paid to executives for Fiscal 1996.
Such profit share was payable to executive officers on January 2, 1997, the date the Compensation Committee established for payment, provided the executive was employed by the Company on that date.

Stock Options

     Stock option plans have been used in past years to relate the long-term financial interests of executives with those of shareholders.

     The Company had an Incentive Stock Option Plan and a
Non-Statutory Stock Option Plan, both of which expired on December 31, 1992. Options granted under these plans and shown in the Fiscal Year-End Option/SAR Values Table on page 12 remain outstanding. All stock options granted under these plans were priced at the fair market value of the underlying stock as of the date of the grant.

Other Compensation Plans

     In order that the total aggregated compensation package provided officers meets the Company's goals, officers are provided certain additional benefit plans as discussed on pages 12 thru 14. These plans are comparable to those provided to executives in companies surveyed by the Company's professional compensation consultants.

Compensation of the Chief Executive Officer

     The Compensation Committee determines the Chief Executive
Officer's salary and other compensation elements based on performance. The salary is established within a salary range recommended by an independent compensation consulting firm.




     The Company has adjusted and closely managed its business plans over the past several years in response to changing demands in a more competitive global marketplace. While restructuring existing operations the Company has completed several strategic acquisitions which strengthened its market position. The management actions have resulted in continuing improvement of overall financial performance. The fiscal 1996 results again improved significantly over the prior year. In view of the Company's strong performance the Compensation Committee granted salary increases to the Chief Executive Officer and other officers in 1996.

     Mr. Brady was elected Chairman of the Board in February 1996, and continues as Chief Executive Officer. His dedicated leadership continues to be a vital guiding force for the Company in meeting the challenges of today's diverse global business environment. His efforts not only have resulted in improved Company performance during fiscal 1996, but also have positioned the Company for continued success in the future.

     The Compensation Committee believes that its actions have been an effective implementation of the Company's overall compensation policies.

          John D. Hendrick              Kenneth J. McIlraith
          Peter P. Poth                 Arthur S. Wolcott


































                  STOCK PRICE PERFORMANCE GRAPH

                           1991--1996

     The following graph compares the cumulative total shareholder return on the Company's Class A Common Stock with that of the AMEX Market Value Index, a major market index of the American Stock Exchange, and the S&P Aerospace/Defense Index, an industry index published by Standard and Poor's Corporation. The comparison for each of the periods assumes that $100 was invested on September 30, 1991 in each of the Company's Class A Common
Stock, the stocks included in the AMEX Market Value Index and the stocks included in the S&P Aerospace/Defense Index. These indices, which reflect formulas for dividend reinvestment and weighting of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

                                  Cumulative Total Return
                         9/91   9/92    9/93   9/94   9/95   9/96

Moog Inc.                100     63     109    111    200    321
Amex Market Value        100    101     123    122    145    153
S&P Aerospace/Defense    100     98     133    148    229    313




































                   SUMMARY COMPENSATION TABLE

     The following tabulation shows information concerning the compensation for services in all capacities to the Company for the fiscal years ended September 30, 1996, 1995 and 1994, of those persons who were at September 30, 1996 the Company's five most highly compensated executive officers (the "Named
Executives").

                                                       Securities
                         Annual Compensation           Underlying    All Other
Name and Principal            Salary    Bonus     Other  Options   Compensation
   Position         Year        ($)     ($)(1)     ($)     (#)        ($)(2)

Robert T. Brady     1996     362,473    33,601    10,234    0          5,188
Chairman of the
Board, President    1995     347,675       0      10,072    0          3,321
Chief Executive
Officer             1994     338,782       0       8,535    0          3,321

Joe C. Green        1996     257,769    23,950     3,208    0         44,105
Executive Vice
President           1995     244,892       0       3,263    0          7,185
Chief Administrative
Officer             1994     236,897       0       3,797    0          7,185

Robert H. Maskrey   1996     236,646    21,937     9,719    0          3,458
Vice President      1995     225,936       0       7,224    0          3,281
General Manager     1994     216,986       0       8,232    0          3,222

Robert R. Banta     1996     232,485    21,600     6,156    0          2,514
Executive Vice
President           1995     220,365       0       5,375    0          6,693
Chief Financial
Officer             1994     211,635       0       5,711    0          6,469

Richard A. Aubrecht 1996     223,123    20,659     2,942    0          4,758
Vice Chairman of
the Board           1995     214,793       0       4,386    0          4,490
Vice President      1994     209,299       0       4,966    0          3,438

(1) Such bonuses were payable on January 2, 1997, the date the Compensation Committee established for payment, provided the executive was employed by the Company on that date.

(2) Amounts shown for 1996 include $0, $1,180, $944, $0 and $2,359 representing Company matching contributions to the Company's Savings and Stock Ownership Plan, $0, $40,181, $0, $0 and $0 representing payments in lieu of vacation, and $5,189, $2,745, $2,515, $2,515 and $2,400 representing premiums on group life insurance, paid by the Company on behalf of Messrs. Brady, Green, Maskrey, Banta and Aubrecht, respectively.

              FISCAL YEAR-END OPTION/SAR VALUES(1)

     Shown below is information as to the number and value of currently exercisable but as yet unexercised options and stock appreciation rights ("SARs") granted during prior years under the Company's Incentive Stock Option Plan and NonStatutory Stock Option Plan to the Named Executives. Both of these plans terminated in accordance with their own provisions on December 31, 1992.

                                 Number of
                                 Securities       Value of
                                 Underlying      Unexercised
                                 Unexercised     In-The-Money
                                 Options and     Options and
           Class A              SARs at Fiscal  SARs at Fiscal
           Shares                 Year-End        Year-End
         Acquired on                     Class            Class
Name    Exercise(#) Realized($) Class A B & SARs Class A B & SARs

Robert T.
 Brady        0          0       45,000  34,000 $648,625 $289,000
Joe C. Green  0          0       40,500  34,000  578,938  289,000
Robert H.
 Maskrey      0          0       40,500  34,000  578,938  289,000
Robert R.
 Banta     26,900     $309,025    2,100  34,000   25,200  289,000
Richard A.
 Aubrecht     0          0       40,500  34,000  578,938  289,000

(1) All Class A and Class B options and SARs are currently exercisable. Class B options are exercisable in tandem with SARs.

                   EMPLOYEES' RETIREMENT PLAN

     Under the Company's Employees' Retirement Plan, benefits are payable monthly upon retirement to participating employees of the Company based upon compensation and years of service and subject to limitations imposed by the Employee Retirement Income Security Act of 1974 ("ERISA"). The Employees' Retirement Plan is administered by a Retirement Plan Committee and covers all employees with one year of service and a minimum of 1,000 hours of employment.

     Benefits payable under the Plan are determined on the basis of compensation and credited years of service. It is a career average type plan. Base annual rate of pay for prior service compensation is determined as of January 1, 1984, but in no event may this amount exceed the average rate based upon the five highest January 1 pay rates preceding the plan year of date of determination. Effective October 1, 1989, future service compensation is the basic annual rate of pay for the preceding plan year plus overtime and shift differential compensation, limited to $200,000 (as indexed) through September 30, 1994, and $150,000 (as indexed) thereafter.

     The prior service pension is 3/4% of the first $9,000 of prior service compensation, plus 1-3/4% of the excess, multiplied by prior service but not less than the accrued benefit as of September 30, 1984, determined under the prior plan. The future service pension for each year of credited service after September 30, 1984, and before October 1, 1986, is 3/4% of the first $9,000 of future service compensation for such year plus 1-3/4% of the excess. The future service pension for each year of credited service after September 30, 1986, and prior to October 1, 1989, is 3/4% of the first $12,000 of future service compensation for such year, plus 1-3/4% of the excess.

     Effective October 1, 1989, the future service pension for each year of credited service is 1.15% of the first $20,000 of future service compensation for such year, plus 1-3/4% of the excess. Any participant with five years or more of service receives a minimum pension of $2,400 per year, reduced pro rata for credited service of less than 15 years.

                  SUPPLEMENTAL RETIREMENT PLAN

     The Company also has a Supplemental Retirement Plan applicable to eligible officers of the Company with at least
10 years of continuous service upon retirement at age 65 or older.

     The Supplemental Retirement Plan provides benefits for an eligible officer at age 65 with 25 years of service equal to 60% of the average of the highest consecutive three year base salary of such officer prior to retirement, less any benefits payable under the Employees' Retirement Plan, and also less the primary Social Security benefit of such officer at age 65. An officer 60 or more years of age, whose combined chronological age and years of service equal or exceed 90, may elect early retirement and receive reduced benefits. A reduced benefit is available for officers 65 years of age with between 10 and 25 years of service.

     A participant's benefits are vested in the event of an involuntary termination of employment other than for active wrongdoing or other grievous cause. For purposes of the Supplemental Retirement Plan, a change in duties, responsibilities, status, pay or perquisites which follows a change in ownership or control of the Company is deemed an involuntary termination.

     The projected annual benefits, assuming level continuation of earnings, payable at normal retirement age for each of the Named Executives under the Employees' Retirement Plan and the
Supplemental Retirement Plan are:

                                        Projected Annual Benefit
                                             Payable at Normal
          Name                               Retirement Age

          Robert T. Brady                    $204,275
          Joe C. Green                        141,273
          Robert H. Maskrey                   128,005
          Robert R. Banta                     125,961
          Richard A. Aubrecht                 119,681

           EMPLOYMENT TERMINATION BENEFITS AGREEMENTS

     Certain executive officers of the Company, including those named in the Summary Compensation Table, have entered into Employment Termination Benefits Agreements with the Company.

     The Employment Termination Benefits Agreements provide that upon death, disability or retirement, the executive will receive those benefits provided to him by the Company under all its benefit plans. Where employment is terminated for cause, the executive is entitled to the cash equivalent of any accrued extended vacation, but is not entitled to participate in any profit sharing award or incentive compensation payable after the date of termination. In such circumstances, the right to exercise any stock options is also terminated. Upon a voluntary termination, the executive receives employment benefits up to the date of termination, as well as the cash value of any extended vacation benefits and stock options may be exercised. In the event of a voluntary termination, the executive is not entitled to receive any profit sharing award payable after termination.

     Upon an involuntary termination, the executive is immediately vested under the Employees' Retirement Plan and Supplemental Retirement Plan and is entitled to receive for one year, certain perquisites and insurance benefits. The executive also receives amounts otherwise payable under the Management Profit Sharing Plan. Stock options may be exercised, or if not then exercisable, the executive is entitled to cash in an amount equal to the difference between the then current market value of the Company Common Stock underlying the option and the option's exercise price. The executive is entitled to accrued extended vacation benefits, as well as to the continuation of base compensation for between 12 and 36 months, based on years of service. Where involuntary termination occurs by reason of a change in control of the Company, the executive receives the benefits otherwise provided for an involuntary termination, with accelerated vesting of compensation continuation.

     During the term of the Employment Termination Benefits Agreements, and in the event of involuntary termination upon a change of control, until the last payment to the executive is made under the Employment Termination Benefits Agreements, the executive may not compete with the Company.

        DIRECTORS AND OFFICERS INDEMNIFICATION INSURANCE

     On October 25, 1996 the Company renewed an officers and directors indemnification insurance policy written by The Chubb Group. The renewal was for a one-year period at an annual premium of $89,977. The policy provides indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of their conduct in such capacities. No payments or claims of indemnification or expenses have been made under any such insurance policies purchased by the Company at any time.

                    COMPENSATION OF DIRECTORS

     Non-management directors are paid $1,667 per month and reimbursed for expenses incurred in attending Board and committee meetings. They received aggregate remuneration of $87,336 for the fiscal year ended September 30, 1996, including all fees paid to Warren B. Cutting, Director Emeritus.

              TRANSACTIONS WITH MOOG CONTROLS INC.

     The Company created Moog Controls Inc. ("MCI") in 1988 and transferred to it the Company's U.S. Industrial Hydraulics Division. Simultaneously, the Company transferred MCI to William
C. Moog, the Company's founder, in exchange for Mr. Moog's holdings of the Company's common stock. Since then, except as noted below, the two companies have operated independently of each other.

     In September 1994, Mr. Moog entered into a partnership arrangement with International Motion Controls Inc. ("IMC"), a Delaware corporation, pursuant to which IMC effectively acquired control of the business of MCI, with Mr. Moog retaining a limited partnership interest. As part of the transaction, IMC acquired the option to acquire Mr. Moog's remaining ownership interest in MCI for a fixed consideration.

     In the years since 1988, the Company and MCI have purchased products and services from each other. During fiscal 1996, the Company sold to MCI products and services in the amount of $1,692,574 and purchased from MCI products and services in the amount of $759,650.

     In October 1996, the Company concluded negotiations with IMC relative to the acquisition of the assets of MCI. Prior to the closing, IMC acquired Mr. Moog's remaining ownership interest in MCI. IMC thereupon conveyed the MCI assets to the Company for a consideration of $48.6 million.

     Mr. Aubrecht, an officer and director of the Company, is the son-in-law of William C. Moog. Since 1992, as a consequence of the divorce of Mr. and Mrs. Moog, neither Mr. Aubrecht nor his immediate family has had any interest, direct and indirect, in the business affairs of Mr. Moog.

   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Hendrick, McIlraith, Poth and Wolcott served on the Compensation Committee for the past fiscal year. Mr. Wolcott is also Chairman of the Board and a major shareholder of Seneca Foods Corporation ("Seneca"). Mr. Brady, the Company's Chairman, President and Chief Executive Officer, is a director of Seneca.

                      INDEPENDENT AUDITORS

     The Board of Directors, on recommendation of the Audit Committee, has selected KPMG Peat Marwick, independent certified public accountants, to continue as independent auditors of the Company for fiscal year 1997. Representatives of KPMG Peat Marwick are expected to attend the shareholders meeting, will be available to respond to appropriate questions and will be given the opportunity to make a statement if they so desire.

     The Board of Directors recommends a vote "FOR" ratification of KPMG Peat Marwick as auditors for fiscal year 1997.

        PROPOSALS OF SHAREHOLDERS FOR 1998 ANNUAL MEETING

     Proposals of shareholders intended to be presented to the 1998 Annual Meeting of Shareholders must be received by the Secretary of the Company prior to September 1, 1997, for inclusion in the Proxy Statement for that meeting.

                          OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at this meeting other than those specifically referred to in this Proxy Statement. If other matters properly come before the meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.

     The cost of this solicitation of proxies will be borne by the Company. The Company may request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record, and will reimburse such persons for any reasonable expense in forwarding the material. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone and will not receive any additional compensation.

     Copies of the 1996 Annual Report of the Company are being mailed to shareholders, together with this Proxy Statement, proxy card and Notice of Annual Meeting of Shareholders. Additional copies may be obtained from the Treasurer of the Company, East Aurora, New York 14052.

                              By Order of the Board of Directors

                              John B. Drenning, Secretary

Dated:    East Aurora, New York
          January 10, 1997

                            MOOG INC.

       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                 FEBRUARY 12, 1997 AT 9:15 A.M.
         ALBRIGHT-KNOX ART GALLERY, 1285 ELMWOOD AVENUE
                        BUFFALO, NEW YORK
                         CLASS A SHARES


The undersigned hereby appoints Richard A. Aubrecht, Robert T. Brady and John B. Drenning, and each of them, attorneys and proxies each with full power of substitution, to vote all shares of Class A common stock of MOOG INC. held by the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held on February 12, 1997, and at all adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the matters stated below, all in accordance with and as more fully described in the accompanying Proxy Statement.

It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting.

The Class A shares represented by this proxy will be voted as directed below, or if no direction is given, they will be voted
FOR the nominees listed in Item 1 and FOR Item 2.

1.   Election of Director

      The Board of Directors recommends that you vote FOR:
            CLASS A DIRECTOR - TERM EXPIRING IN 2000
                          Peter P. Poth

     FOR  [ ]         WITHHOLD AUTHORITY  [ ]
   the nominee           for the nominee

2.   The Board of Directors recommends that you vote FOR:

     Ratification of KPMG Peat Marwick as auditors for fiscal year 1997

     FOR  [ ]       AGAINST   [ ]       ABSTAIN   [ ]

3. In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or any adjournment(s) thereof.


                         Dated: ___________________________, 1997
                                       (Month)(Day)
                                _________________________________

                                _________________________________
                                  (Signature of Participant(s))

These confidential voting instructions will be seen by authorized personnel of the Trustee and Transfer Agent. Please sign, date and return your voting card by 2/7/97 in the enclosed envelope which requires no postage.

                            MOOG INC.

       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                 FEBRUARY 12, 1997 AT 9:15 A.M.
         ALBRIGHT-KNOX ART GALLERY, 1285 ELMWOOD AVENUE
                        BUFFALO, NEW YORK
                         CLASS B SHARES


The undersigned hereby appoints Richard A. Aubrecht, Robert T. Brady and John B. Drenning, and each of them, attorneys and proxies each with full power of substitution, to vote all shares of Class B common stock of MOOG INC. held by the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held on February 12, 1997, and at all adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the matters stated below, all in accordance with and as more fully described in the accompanying Proxy Statement.

It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting.

The Class B shares represented by this proxy will be voted as directed below, or if no direction is given, they will be voted
FOR the nominees listed in Item 1 and FOR Item 2.

1.   Election of Director

      The Board of Directors recommends that you vote FOR:
           CLASS B DIRECTORS - TERMS EXPIRING IN 2000
                       Richard A. Aubrecht
                        John D. Hendrick

     FOR  [ ]         WITHHOLD AUTHORITY  [ ]
  the nominees           for the nominees

To withhold authority for any individual nominee, write his name in the space provided:

_________________________________________________________________

2.   The Board of Directors recommends that you vote FOR:

     Ratification of KPMG Peat Marwick as auditors for fiscal year 1997

     FOR  [ ]       AGAINST   [ ]       ABSTAIN   [ ]

3. In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or any adjournment(s) thereof.


                         Dated: ___________________________, 1997
                                       (Month)(Day)
                                _________________________________

                                _________________________________
                                  (Signature of Participant(s))

These confidential voting instructions will be seen by authorized personnel of the Trustee and Transfer Agent. Please sign, date and return your voting card by 2/7/97 in the enclosed envelope which requires no postage.

                            MOOG INC.

       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                 FEBRUARY 12, 1997 AT 9:15 A.M.
         ALBRIGHT-KNOX ART GALLERY, 1285 ELMWOOD AVENUE
                        BUFFALO, NEW YORK
                         CLASS A SHARES


The undersigned hereby directs Marine Midland Bank, Trustee of the MOOG INC. Savings & Stock Ownership Plan, to vote all shares of Class A common stock of MOOG INC. held for the benefit of the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held on February 12, 1997, and at all adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the matters stated on the reverse side of this card, all in accordance with and as more fully described in the accompanying Proxy Statement.

The Class A shares represented by this proxy will be voted as directed on the reverse side of this card, or if no direction is given, they will be voted by the Trustee as directed by the Investment Committee of the Plan. Your vote will be kept confidential.

1.   Election of Director

      The Board of Directors recommends that you vote FOR:
            CLASS A DIRECTOR - TERM EXPIRING IN 2000
                          Peter P. Poth

     FOR  [ ]         WITHHOLD AUTHORITY  [ ]
   the nominee           for the nominee

2.   The Board of Directors recommends that you vote FOR:

     Ratification of KPMG Peat Marwick as auditors for fiscal year 1997

     FOR  [ ]       AGAINST   [ ]       ABSTAIN   [ ]

3. In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or any adjournment(s) thereof.


                         Dated: ___________________________, 1997
                                       (Month)(Day)
                                _________________________________

                                _________________________________
                                  (Signature of Participant(s))


These confidential voting instructions will be seen by authorized personnel of the Trustee and Transfer Agent. Please sign, date and return your voting card by 2/7/97 in the enclosed envelope which requires no postage.

                            MOOG INC.

       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                 FEBRUARY 12, 1997 AT 9:15 A.M.
         ALBRIGHT-KNOX ART GALLERY, 1285 ELMWOOD AVENUE
                        BUFFALO, NEW YORK
                         CLASS B SHARES


The undersigned hereby directs Marine Midland Bank, Trustee of the MOOG INC. Savings & Stock Ownership Plan, to vote all shares of Class B common stock of MOOG INC. held for the benefit of the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held on February 12, 1997, and at all adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the matters stated on the reverse side of this card, all in accordance with and as more fully described in the accompanying Proxy Statement.

The Class B shares represented by this proxy will be voted as directed on the reverse side of this card, or if no direction is given, they will be voted by the Trustee as directed by the Investment Committee of the Plan. Your vote will be kept confidential.

1.   Election of Director

      The Board of Directors recommends that you vote FOR:
           CLASS B DIRECTORS - TERMS EXPIRING IN 2000
                       Richard A. Aubrecht
                        John D. Hendrick

     FOR  [ ]         WITHHOLD AUTHORITY  [ ]
  the nominees           for the nominees

To withhold authority for any individual nominee, write his name in the space provided:

_________________________________________________________________

2.   The Board of Directors recommends that you vote FOR:

     Ratification of KPMG Peat Marwick as auditors for fiscal year 1997

     FOR  [ ]       AGAINST   [ ]       ABSTAIN   [ ]

3. In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or any adjournment(s) thereof.


                         Dated: ___________________________, 1997
                                       (Month)(Day)
                                _________________________________

                                _________________________________
                                  (Signature of Participant(s))

These confidential voting instructions will be seen by authorized personnel of the Trustee and Transfer Agent. Please sign, date and return your voting card by 2/7/97 in the enclosed envelope which requires no postage.